SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 1997





                           SEAGULL ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)


           TEXAS                          1-8094               74-1764876
 (State or other jurisdiction         (Commission File      (I.R.S. Employer
of incorporation or organization)          Number)          Identification No.)



           1001 FANNIN, SUITE 1700
                HOUSTON, TEXAS                                77002-6714
    (Address of principal executive offices)                  (Zip code)


       Registrant's telephone number, including area code: (713) 951-4700








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Item 5.  Other Events.

         On December 15, 1997, Seagull Energy Corporation issued the press release included as Exhibit 1 hereto announcing that it had adopted certain amendments to the Rights Agreement governing its Preferred Share Purchase Rights. Such press release is incorporated herein by reference. The Amended and Restated Rights Agreement is included as Exhibit 2 hereto. A summary of the amended terms of the Rights is included as Exhibit C to such Amended and Restated Rights Agreement.

Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits.

(c)      Exhibits.

         1.       Press Release dated December 15, 1997.

         2. Amended and Restated Rights Agreement dated March 17, 1989, as amended effective June 13, 1992, and amended and restated as of December 12, 1997, between Seagull Energy Corporation, a Texas corporation (the "Company"), and BankBoston, N.A (as successor to NCNB Texas National Bank), including form of Right Certificate, Form of Statement of Resolution Establishing Series of Shares of Series B Junior Participating Preferred Stock and Form of Summary of Rights to Purchase Preferred Shares.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    SEAGULL ENERGY CORPORATION



Date:  December 16, 1997                            By:/s/ William L. Transier
                                                    Name: William L. Transier
                                                    Title: Senior Vice President
                                                           and Chief Financial
                                                           Officer



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


                                  EXHIBIT INDEX


         1.       Press Release dated December 15, 1997.

         2. Amended and Restated Rights Agreement dated March 17, 1989, as amended effective June 13, 1992, and amended and restated as of December 12, 1997, between Seagull Energy Corporation, a Texas corporation (the "Company"), and BankBoston, N.A (as successor to NCNB Texas National Bank), including form of Right Certificate, Form of Statement of Resolution Establishing Series of Shares of Series B Junior Participating Preferred Stock and Form of Summary of Rights to Purchase Preferred Shares.













VEHOU05:71909.1


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